EXHIBIT 10.17

                PROMISSORY NOTE TO RYAN CAPITAL MANAGEMENT, INC.
                              DATED JULY 21, 2004


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                                 PROMISSORY NOTE

$452,137                        Las Vegas, Nevada                  July 21, 2004

         For value received, Crystalix Group International, Inc., a Nevada corporation ("BORROWER"), promises to pay to the order of Ryan Capital Management, Inc. ("LENDER"), c/o Charan Industries, Inc., 400 Post Avenue, Suite 205, Westbury, New York 11590, Attention: Robert McDermott, Four Hundred Fifty-Two Thousand One Hundred Thirty-Seven and 00/100 Dollars ($452,137.00). This Promissory Note (this "NOTE") evidences obligations of Borrower owed to Lender under Section 2.2(c) of that certain Common Stock Purchase Agreement by and among Borrower, Lazer-Tek Designs Ltd., Lazer-Tek Designs, Inc., and Lena Walther dated December 23, 2002 (the "PURCHASE AGREEMENT"), for a consulting fee in the amount of $400,000, with interest at ten percent (10%) per annum from April 1, 2003, the first scheduled payment date under the Purchase Agreement, to the date of this Note.

         1.   Interest Rate.

              (a) Interest on the unpaid principal balance hereunder shall accrue at the rate of ten percent (10%) per annum (the "INTEREST RATE") from the date hereof. Default interest shall be paid in accordance with Section 6.

              (b) The Interest Rate shall be calculated on the basis of the unpaid principal balance hereunder and the actual number of days elapsed over a 365-day year. Notwithstanding anything contained in this Note to the contrary, if collection from Borrower of interest at the Interest Rate would be contrary to applicable laws, then the Interest Rate in effect on any day shall be the highest interest rate which may be collected from Borrower under applicable laws on such day.

         2.   Payment Schedule.

              (a) Commencing on August 1, 2004, and continuing on the first day of each month thereafter, to and including December 1, 2004, Borrower shall make payments of interest only to Lender.

              (b) Commencing on January 1, 2005, Borrower shall make principal payments to Lender in the amount of Thirty-Seven Thousand Nine Hundred Two Dollars ($37,902) each, together with accrued and unpaid interest.

              (c) All outstanding principal and any other amounts evidenced by this Note shall be due and payable on December 1, 2005 (the "MATURITY DATE"), as such date may be accelerated pursuant to Section 5.

         3. Amounts due hereunder shall be paid by Borrower to Lender as follows:

              (a) All payments (including payment and prepayments of principal of or other amounts in respect of the Advances or fees or other amounts) required under this Note shall be made by the Borrower to the Lender in lawful money of the United States of America and in immediately available funds.


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         4.   This  Note  and  any  other  documents,  agreements or instruments relating to the loan evidenced by this Note, or securing this Note, shall be collectively referred to as the "OBLIGATIONS."

         5. Upon any Event of Default, as such term is defined in this Section 5, Lender may accelerate the loan evidenced by this Note and declare the entire principal balance of the Note immediately due and payable, and shall have the rights provided herein and by applicable law. The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT" under this Note:

              (a) Borrower fails to make any payment of interest or principal within five (5) days after the date when due under the Obligations.

              (b) Any Event of Default occurs under that certain Amended and Restated Convertible Promissory Note dated July 21, 2004 executed by Borrower in favor of Kevin T. Ryan in the stated principal amount of Five Million Three Hundred Ninety-Six Thousand Seven Hundred Sixty-Four Dollars ($5,396,764); that certain Promissory Note dated August 1, 2004 executed by Borrower in favor of McCary & Rood in the stated principal amount of Two Hundred Eighty Thousand Dollars ($280,000); or that certain Promissory Note dated August 1, 2004 executed by Borrower in favor of McCary & Rood in the stated principal amount of Two Hundred Fourteen Thousand Thirty-Seven Dollars ($214,037).

              (c) The dissolution of Borrower, whether pursuant to any applicable laws, or otherwise, or the sale, transfer or conveyance by Borrower of fifty percent (50%) or more of the outstanding voting interests of stock of Borrower or the equity interest in Borrower to any person or entity.

              (d) Borrower commences a case or other proceeding, or if an involuntary case or other proceeding shall be commenced against Borrower seeking liquidation, reorganization or other relief with respect to its debts under any bankruptcy, insolvency or other similar debtor relief law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and any such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

              (e)   Borrower  shall   make  an  assignment  for  the  benefit of
creditors, or admit in writing its inability to pay its debts generally as they become due.

              (f) A notice of lien, levy or assessment is filed of record or given to Borrower with respect to all or any of the Borrower's assets by any federal, state, local department or agency, and such lien, levy or assessment is not released or paid within a reasonable period of time but in no event longer than twenty (20) days from the date such lien, levy or assessment is filed.

              (g) Lender, in good faith, believes the prospect of payment or performance by Borrower under this Note or any other Obligations is impaired and if Borrower is unable or unwilling to provide adequate written assurances to Lender of its ability to fully perform under this Note within thirty (30) days following delivery of written notice.


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              (h)  Any representation or warranty of Borrower in the Obligations is not materially true, correct and complete, or if any material statement, report or certificate made or delivered by Borrower or its officers, employees or agents is not true, correct and complete when made.

              (i) Any Event of Default not otherwise described in this Section 5 occurs under the Obligations, and said default is not cured within five (5) days after the date of written notice sent by Lender to Borrower at the address set forth herein notifying Borrower of the default.

         6.   Borrower:

              (a) waives demand, diligence, presentment for payment, protest and demand, notice of extension, dishonor, protest, demand and non-payment of this Note; and

              (b) agrees that Borrower will pay any collection expenses, court costs and actual attorney's fees which may be incurred by Lender in the collection or enforcement of this Note or any part of the Obligations.

         7. Borrower reserves the privilege of making optional payments of principal in increments of any amount at any time, without penalty. Such an optional payment shall not either constitute a credit on the next installment becoming due and payable as herein above provided, nor postpone the due date thereof.

         8. This Note shall be construed according to the laws of the State of Nevada.

         9. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to Borrower:                 Crystalix Group International, Inc
                                5275 South Arville Street, Suite B116
                                Las Vegas, Nevada  89118
                                Attn:  Kevin T. Ryan, President
                                Fax No.:  (702) 740-4611

If to Lender:                   c/o Charan Industries, Inc.
                                400 Post Avenue, Suite 205
                                Westbury, NY  11590
                                Attn:  Robert McDermott
                                Fax. No.:  (516) 747-6551

with a copy to:                 Snell & Wilmer L.L.P.
                                3800 Howard Hughes Parkway, Suite 1000
                                Las Vegas, Nevada  89109
                                Attn:  Stephen B. Yoken, Esq.
                                Fax No.:  (702) 784-5252


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         IN WITNESS WHEREOF,  Borrower has caused this Note to be executed as of the date first set forth above.

                                          BORROWER:

                                          Crystalix Group International, Inc.

                                          By: /s/ KEVIN T. RYAN
                                             -----------------------------------
                                             Kevin T. Ryan, President

                                          By: /s/ PATTY HILL
                                             -----------------------------------
                                             Patty Hill, Secretary

















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59078.2